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                                                            EXHIBIT 3.1

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STATE OF MICHIGAN
DEPARTMENT OF CONSUMER AND INDUSTRY SERVICES
CORPORATION, SECURITIES AND LAND DEVELOPMENT BUREAU
LANSING, MICHIGAN

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Date Received                               (FOR BUREAU USE ONLY)

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Name
Jeffrey G. York
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Address
800 Calder Plaza Building
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City                    State             Zip Code
Grand Rapids,            MI                49503
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                                                     EFFECTIVE DATE:

  DOCUMENT WILL BE RETURNED TO THE NAME AND ADDRESS YOU ENTER ABOVE



                            ARTICLES OF ORGANIZATION

                           For use by Domestic Limited
                               Liability Companies

                  Pursuant to the provisions of Act 23, Public Acts of 1993, the undersigned execute the following Articles:


                                    ARTICLE I

                  The name of the limited liability company is:

                               US XCHANGE, L.L.C.


                                   ARTICLE II

                  The purpose or purposes for which the limited liability company is formed is to engage in any activity within the purposes for which a limited liability company may




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be formed under the Limited Liability Company Act of Michigan.

                                   ARTICLE III

                  The maximum duration of the limited liability company is until December 31, 2030.


                                   ARTICLE IV

1. The street address and mailing address of the registered office is 250 Monroe, N.W., Suite 800, Grand Rapids, Michigan 49503.

2.  The name of the resident agent at the registered office is Richard Postma.


                                   Signed this 1st day of August, 1996

                                        /s/ Jeffrey G. York
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                                            Jeffrey G. York

                                        /s/ Marcia A. Streeter
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                                            Marcia A. Streeter


Name of Person or Organization Remitting Fees:  Miller, Johnson, Snell &
                                                Cummiskey, P.L.C.

Preparer's Name and Business Telephone Number:  Jeffrey G. York; (616) 459-8311



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INFORMATION AND INSTRUCTIONS:

1. Submit one original of this document. Upon filing, the document will be added to the records of the Corporation, Securities and Land Development Bureau. The original will be returned to the address you enter in the box on the front as evidence of filing.

         Since this document will be maintained on optical disc media, it is important that the filing be legible. Documents with poor black and white contrast, or otherwise illegible, will be rejected.

2. This document is to be used pursuant to the provisions of Act 23, P.A. of 1993, by two or more persons for the purpose of forming a domestic limited liability company.

3. This document is effective on the date endorsed "filed" by the Bureau. A later effective date, no more than 90 days after the date of delivery, may be stated as an additional article.

4. The articles must be signed in ink by two or more of the persons who will be members. Names of person signing shall be stated beneath their signatures.

5. FEES: Make remittance payable to the State of Michigan. Include limited liability company name on check or money order. NONREFUNDABLE FILING FEE $50.00

6.       Mail form and fee to:                     The office is located at:

         Department of Consumer and                 6546 Mercantile Way
            Industry Services                       Lansing, MI 48910
         Corporation, Securities and Land           (515) 334-6302
           Development Bureau
         P.O. Box 30054
         Lansing, MI 48909-7554